UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2018, the Board of Directors (the "Board") of Biostage, Inc. (the “Company”) increased the number of directors on the Board from four to seven and appointed Mr. Jeffrey Young and Ms. Ting Li as additional Class II directors of the Company, and Mr. Matthew Dallas as an additional Class III director of the Company. Mr. Young and Mr. Dallas are each independent directors in accordance with the standards of the Securities and Exchange Commission, and have each been appointed to serve as members of the Audit Committee of the Board. In addition, Mr. Young has been appointed to serve as Chairman of the Audit Committee. The appointments to the Board and the Audit Committee were effective immediately. As a Class III director, Mr. Dallas’ initial term as director will run until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified, or until his resignation or removal. As Class II directors, the initial term of Ms. Li and Mr. Young as directors will run until the Company’s 2021 annual meeting of stockholders and until their successor is duly elected and qualified, or until their resignation or removal.

For their service, Mr. Young, Mr. Dallas and Ms. Li will receive compensation commensurate with that received by the Company's other non-employee directors, which as may be modified by the Board from to time, currently includes annual compensation of cash fees of $20,000 to be paid in quarterly increments, and an annual grant of stock options with a value of $25,000 at the grant date to vest in full in equity quarterly increments over a period of one year from the grant date. In addition, all non-employee directors shall be reimbursed for their expenses incurred in connection with attending Board and committee meetings.

As previously disclosed, on December 27, 2017, the Company entered into a Securities Purchase Agreement with the investors listed therein (the "Investors"), pursuant to which the Investors purchased certain securities in a private placement (the "Private Placement") from the Company. In connection with the Private Placement, the Company agreed to grant board representation and nomination rights to the Investors and their affiliates during periods of certain levels of ownership in the Company, such that the director nominees of the Investors at such times would constitute a majority of the Company's board of directors, but no more than is necessary to constitute such a majority. Ms. Li was appointed pursuant to such nomination rights.

Mr. Young, Mr. Dallas and Ms. Li do not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Mr. Young or Mr. Dallas have an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K, and other than the Private Placement, there are no transactions in which Ms. Li has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On November 7, 2018, the Company issued a press release regarding the appointment of Ms. Li. On November 8, 2018, the Company issued a press release regarding the appointment of Mr. Young and Mr. Dallas. The full text of the press releases are respectively attached as Exhibits 99.1 and 99.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Biostage, Inc. on November 7, 2018
99.2	Press Release issued by Biostage, Inc. on November 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

November 8, 2018	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Biostage, Inc. on November 7, 2018
99.2	Press Release issued by Biostage, Inc. on November 8, 2018